Mr. David Marks
Chairman
Ventures-National Incorporated ("VNI")
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202


Dear David:

     I hereby tender my resignation as a member of the Board of Directors of VNI, together with any committees of or appointed by the Board. This resignation was not the result of any disagreement between VNI and me.

     Further, this confirms that VNI has fulfilled all financial obligations to me, owes me no other sums, including salary, commissions, expense reimbursements, stock options, or stock warrants or any other consideration of any kind whatsoever. In addition, I hereby agree that all stock options or warrants previously granted to me are hereby terminated as of this date, without further right of exercise, and without any further consideration payable to me.

     I wish you and the VNI Team the very best.


Dated:  June 17, 2005



                                            By:/s/ KENNETH L. SHIRLEY
                                               ----------------------
                                                   Kenneth L. Shirley